Exhibit 10.3

THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of January 5, 2018 (“Effective Date”) by and between Inpixon, a Nevada corporation (the “Company”), and the signatory hereto holding 100% of the outstanding Debentures (as defined below) (the “Holder”). This Agreement amends the remaining outstanding Debentures (as defined below) and the SPA (as defined below) in accordance with Section 5.5 of the SPA. In this Agreement, the Company and the Holder are sometimes referred to singularly as a “party” and collectively as the “parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Debentures or the SPA.

WHEREAS, the Company entered into that certain Securities Purchase Agreement, dated as of August 9, 2016 as amended from time to time (the “SPA”), pursuant to which the Company issued an 8% Original Issue Discount Senior Secured Convertible Debenture due on August 9, 2018, as amended from time to time (the “Hillair Debenture”) to Hillair Capital Investments L.P. (“Hillair”);

WHEREAS, on September 7, 2017, Hillair transferred and assigned certain securities of the Company to HSPL, LLC (“HSPL”), including a portion of the Hillair Debenture (the “Assigned Debenture”, together with the Hillair Debenture, the “Debentures”);

WHEREAS, the Assigned Debenture was transferred and assigned to Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad Research”) on November 10, 2017;

WHEREAS, on December 11, 2017, the Holders entered into that certain Amendment Agreement whereby they agreed to amend the terms of the SPA and the Debentures;

WHEREAS, on December 29, 2017, the Debenture was amended by that certain Second Amendment Agreement in accordance with Section 5.5 of the SPA;

WHEREAS, as of the Effective Date, the Holder holds Debentures in an aggregate principal amount representing $1,004,719 plus accrued interest in an amount equal to $5,135, representing 100% of the outstanding Debentures; and

WHEREAS, subject to the terms and conditions herein, the Holder agrees to and acknowledges the terms of the Second Amendment, and the Company and the Holder desire to further amend the SPA and the Debentures in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Section 4(a) of the Debentures. The first sentence in Section 4(a) of the Debentures is hereby amended and restated as follows: “At any time following the date on which the Company files an amendment to its Articles of Incorporation for the purpose of increasing its authorized shares to permit the conversion of the outstanding principal plus accrued and unpaid interest underlying this Debenture, but in no event later than February 15, 2018 (the “Authorized Share Amendment”), until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof).”

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2. Section 4(c)(vi) of the Debentures. Section 4(c)(vi) of the Debentures is hereby amended and restated as follows: “From and after the effective date of the Authorized Share Amendment, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.”

3. Section 8(a) of the Debentures. Section 8(a) of the Debentures is hereby amended to add the following subsection (xiii) which shall be deemed an Event of Default: “the failure to effect the Authorized Share Amendment or otherwise reserve a sufficient number of shares of Common Stock for issuance upon conversion of the outstanding principal plus accrued or unpaid interest underlying the Debentures on or prior to February 15, 2018.”

4. Section 4.11(a) of the SPA Debentures. Section 4.11(a) of the SPA is hereby amended and restated as follows: “From and after the effective date of the Authorized Share Amendment, the Company shall maintain a reserve equal to 150% of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.”

5. Acknowledgement & Agreement. The Holder agrees to and acknowledges the effectiveness of the terms of the Second Amendment, subject to the amendments described herein.

6. Effect on Transaction Documents.

a) As of the date hereof, each reference in the SPA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the SPA, and each reference in the Debentures to “the Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the SPA shall mean and be a reference to the SPA, as amended by this Agreement.

b) As of the date hereof, each reference in the Debentures to “this Debenture,” “hereunder,” “hereof” or word of like import referring to the Debentures, and each reference in the SPA or the other Transaction Documents to the “Debentures,” “thereunder,” “thereof” or words of like import referring to the Debentures shall mean and be a reference to the Debentures, as amended by this Agreement.

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c) Except as expressly set forth herein, the terms and conditions of the Transaction Documents shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies.

7. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8. Miscellaneous.

a) This Agreement and the other Transaction Documents contain the entire agreement of the Holders and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, other than by a written instrument duly executed and delivered by a duly authorized officer of the Company and the Holders of majority of the then outstanding Debentures.

b) It is hereby understood that this Agreement does not constitute an admission of liability by any party, including any admission of default under the Transaction Documents.

c) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

d) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

e) The Company shall file a Current Report on Form 8-K with the Commission on or before the fourth business day following the Effective Date describing the terms of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

INPIXON

By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

[SIGNATURE PAGE OF HOLDER FOLLOWS]

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Iliad Research and Trading, L.P.

By:	/s/ John M. Fife
Name: John M. Fife
Authorized Signatory

[HOLDERS SIGNATURE PAGE TO INPIXON THIRD AMENDMENT AGREEMENT]

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